UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

December 21, 2011

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware 000-26347 410985135

___________________________________________________________________________________________

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 21, 2011, the Company accepted the voluntary resignations of Ms. Carla Zhou as member of the Board of Directors and Chief Finance Officer of the Company. Ms. Zhou was not part of any committee of the Board of Directors, and did not resign over disagreements with the Company on any matter relating to the Company’s operations, polices or practices..

On that same date, the Board of Directors of the Company appointed Ms. Windy Liu (age 29 ) to serve as member of the Board of Directors, and Mr. Addie Han (age 33) to serve as Chief Finance Officer of the Company.

Ms. Addie Han has extensive experience in corporate financial management. From March 2008 to present, she acts as the finance controller of Beijing Bright Magic Trading Limited, a famous jewelry distributor in China. From January 2003 to March 2008, she has served as finance manager of the Ploy Pailin Jewelry Limited., a China based company.

Mr. Windy Liu has acted as a business consultant of Ms. Yang Lan, our largest shareholder, since June 2011. From June 2009 to June 2011, Ms. Liu served as the business manager of Sun Media Group Limited, a PRC based company controlled by Ms. Yang Lan.. From 2005 to June 2008, Ms. Liu served as the operating manager of BLP Suzhou Limited.

No family relationship exists among Ms. Windy Liu, Ms. Addie Han and any of our other directors or executive officers. The Company and Mr. Han have nopt reached an agreement regarding his compensation.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: December 21, 2011

3

By: /s/Wang Yihan

Wang Yihan

Chief Executive Officer